Form of 1997 Unit Purchase Option
                        ---------------------------------

On March 17, 1998, Procept, Inc. ("Procept") completed a merger (the "Merger") with Pacific Pharmaceuticals, Inc. ("Pacific"). In accordance with the Agreement and Plan of Merger Between Procept, Procept Acquisition Corp. and Pacific dated December 10, 1998, as amended, each outstanding option and warrant to purchase Pacific common stock, $0.02 par value, ("Pacific Common Stock") held by investors and corporate partners has been assumed by Procept. Each such option and warrant will continue to have, and be subject to, the terms and conditions set forth in such option or warrant immediately prior to the Merger except that
(i) each option and warrant shall be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Procept common stock, $0.01 par value, ("Procept Common Stock") equal to the product of the number of shares of Pacific Common Stock that were issuable upon exercise of such option or warrant immediately prior to the Merger multiplied by 0.10865, rounded down to the nearest whole number of shares, and (ii) the per share exercise price for the Procept Common Stock issuable upon exercise of such option and warrant shall be equal to the quotient, rounded down to the nearest whole cent, determined by dividing the exercise price per share of Pacific Common Stock at which such option or warrant was exercisable immediately prior to the Merger by 0.10865.

As of March 25, 1999, there are outstanding 1997 Unit Purchase Options to purchase an aggregate of (i) 135,817 Class A Warrants to purchase Procept Common Stock and (ii) 395,065 shares of Procept Common Stock.


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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT
AND NEITHER SUCH SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

                          PACIFIC PHARMACEUTICALS, INC.

      Form of Unit Purchase Option for the Purchase of Units Consisting of
                     Shares of preferred Stock and Warrants


No.                                                                 Option Units

         FOR VALUE RECEIVED, PACIFIC PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby certifies that [ ], or permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on September 7, 1997 and prior to 5:00 P.M., New York City time, on September 7, 2007, up to [ ] Units, each Unit consisting of (a) five hundred
(500) shares of Premium Preferred Stock (the "Series A Preferred Stock") of the Company, par value $25.00 per share and stated value $200.00 per share, (the "Preferred Stock") and (b) fifty thousand (50,000) Class A Warrants (the "Class A Warrants") to purchase 50,000 shares of Common Stock of the company, for an aggregate Unit purchase price of $[ ] (computed on the basis of $110,00 per Unit). (Hereinafter, (i) said Units are referred to as the "Units", (ii) said Series A Preferred Stock, together with any other equity securities which may be issued by the company with respect thereto (other than on conversion thereof) or in substitution therefor, is referred to as the "Preferred Stock", (iii) said Class A Warrants are referred to as the "Warrants", (iv) the Common Stock purchasable upon exercise of the Warrants and into which the Preferred Stock is convertible, is referred as the "Common Stock", (v) the shares of the Preferred Stock purchasable hereunder or under any other Option (as hereinafter defined) are referred to as the "Preferred Shares", (vi) the shares of Common Stock purchasable upon exercise of the Warrants hereunder or under any other Option (as hereinafter defined) are referred to as the "Warrant Shares", (vii) the shares of Common Stock purchasable hereunder or under any other Option (as hereinafter defined) following the conversion of all shares of Preferred Stock underlying this Option into Common Stock, or other capital stock of the Company as the case may be, and each share of Common Stock, or other capital stock of the Company as the case may be, receivable upon the exercise of the Warrants underlying this Option are referred to as the "Conversion Shares", (viii) the aggregate purchase price payable for the Units hereunder is referred to as the "Aggregate Option Price", (ix) the price payable (initially $110,000 per Unit, subject to adjustment) for each of the Units, hereunder is referred to as the "Per Unit Price", (x) this Option, all similar Options issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Option or such similar Options are referred to as the "Options" and (xi) the holder of this Option is referred to as the "Holder" and the holder of this Option and all other Options are referred to as the " Holders" and Holders of more than fifty percent (50%) of the outstanding Options are referred to as the "Majority of the Holders." The Aggregate


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Option Price is not subject to adjustment. The Per Unit Price is subject to adjustment as hereinafter provided, in the event of any such adjustment, the number of Preferred Shares, Conversion Shares of Warrant Shares, as the case may be, deliverable upon exercise of this Option shall be adjusted in accordance with paragraph 3(j) below.

         This Option, together with options of like tenor, constituting in the aggregate Options to purchase 10,0003 Units, was originally issued pursuant to an agency agreement between the Company and Paramount Capital, Inc., as placement agent the ("Placement Agent") in connection with a private placement (the "Offering") of 100.003 Units (the "Offering Units") each Offering Unit consisting of (a) 500 shares of Series A Preferred Stock (the "Offering Preferred") and (b) 50,000 Class A Warrants (the "Offering Warrants"), for which the Placement Agent acted as Placement Agent.

         1. Exercise of Option.

            (a) this Option may be exercised, in whole at any time or in part from time to time, commencing on September 7, 1997 and prior to 5:00 P.M., New York City time, on September 7, 2007 by the Holder:

                        (i) by the surrender of this Option (with the
            subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Option Price, or the proportionate part thereof if this Option is exercised in part, with payment for the number of Units made by certified or official bank check payable to the order of the Company; or

                        (ii) by the surrender of this Option (with the cashless
            exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Subsection 9(a) hereof. The Option Exchange shall take place on the date specified in the Cashless Exercise Form or, if later, the date the Cashless Exercise Form is surrendered to the Company (the "Exchange Date"). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Option Price, or the proportionate part thereof if this Option is exercised in part. In the event of a Cashless Exercise this Option shall represent the right to subscribe for and acquire the number of Units (rounded to the next highest integer) equal to (x) the number of Units specified by the Holder in its Cashless Exercise Form (the "Total Number") (such number not to exceed the maximum number of Units subject to this Option, as may be adjusted from time to time) less (y) the number of Units equal to the quotient obtained by dividing (A) the product of the total Number and the existing Per Unit Price by (b) the Market Price Per Unit. "Market Price Per Unit" shall mean first, if there is a trading market as indicated in Subsection (a) below for the Units, such Market Price Per Unit and if there is no such trading market in the Units, then Market Price Per Unit shall equal the sum of the aggregate Market Price of all shares of Preferred Stock (the "Market Price Per Share of Preferred Stock") (or, as the case may be, if after the Conversion Date (as hereinafter defined), the Common Stock) (the "Market Price Per Share of Common Stock") and Warrants (the "Market Price Per Warrant") which comprise a Unit, with the meanings indicated in Subsections (b) through (G) below:


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                                    (A) If the Units are listed on a national
                        securities exchange or listed or admitted to unlisted trading privileges on such exchange of listed for trading on the Nasdaq Nation Market or the Nasdaq Smallcap Market, the Market Price Per Unit shall be the last reported sale price (or if no last sale, the last quoted ask price) of the Units on such exchange or market for the trading day immediately preceding the Exchange Date; or

                                    (B) If the Preferred Stock or Warrants are
                        listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Nation Market or the Nasdaq Smallcap Market, the Market Price Per Share of Preferred Stock, or Market Price Per Warrant, respectively, shall be the last reported sale price (or if no last sale, the last quoted ask price) of the Preferred Stock or Warrants, respectively, on such exchange or market for the trading day immediately preceding the Exchange Date; or

                                    (C) If the Preferred Stock or Warrants are
                        not so listed or admitted to unlisted trading privileges, the Market Price Per Share of Preferred Stock, or Market Price Per Warrant, respectively, shall be the last reported sale price (or if no last sale, the last quoted ask price) of the Preferred Stock or Warrants in the over-the-counter market as reported by the National Quotation Bureau or similar organization or in the Pink Sheets for the trading day immediately preceding the Exchange Date; or

                                    (D) If the Preferred Stock is not so listed
                        or admitted to unlisted trading privileges and the sale price (or if no last sale, the last quoted ask price) is not so reported, the Market Price Per Share of Preferred Stock shall be the Market Price Per Share of the Common Stock (as set forth in paragraphs (F) and (G) below) multiplied by the then effective "conversion rate" for the Preferred Stock (as defined and used in the Certificate of Designations for the Series A Preferred Stock), or if the Market Price Per Share of Common Stock is not so available, the fair market value of the Preferred Stock as determined by agreement between the Board of Directors of the Company and a Majority of the Holders; or

                                    (E) If the Warrants are not so listed or
                        admitted to unlisted trading privileges, and the sale price (or if no last sale, the last quoted ask price) is not so reported for the Warrants, then Market Price Per Warrant shall be an amount equal to the difference between (i) the Market Price Per Share of Common Stock which may be received upon the exercise of the Warrants, as determined in paragraphs (F) and (G) below, and (ii) the Warrant Exercise Price.

                                    (F) (i) If the Common Stock is listed on a
                        national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq Smallcap Market, the Market Price Per Share of Common Stock shall be the last reported sale price (or if no last sale, the last quoted ask price) of the Common Stock on such exchange or market for the trading day immediately preceding the Exchange Date; or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges, the Market Price


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


                        Per Share of Common Stock shall be the last reported sale price (or if no last sale, the last quoted ask price) of the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or in the Pink Sheets, as the case may be, for the trading day immediately preceding Exchange Date;

                                    (G) If the Common Stock is not so listed or
                        admitted to unlisted trading privileges and the sale price is (or if no last sale, the last quoted ask price) not so reported, the Market Price Per Share of Common Stock shall be the fair market value as determined by agreement between the Board of Directors of the Company and a Majority of the Holders; or

                                    (H) If the Company and the Majority of the
                        Holders are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors of the Company and the Majority of the Holders (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules), the costs of which valuation shall be paid for by the Company.

                        (iii) by the surrender of this Option (with the
            subscription (promissory note) form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with the presentation of a promissory note made payable to the corporation, duly executed and in the form at the end hereof; such promissory note shall bear interest annually at a rate equal to 5% and accrued interest shall be payable on an annual basis. Such promissory note shall be secured by the securities underlying this Option, which shall be held in safe-keeping by the Company as collateral for such indebtedness and shall be due and payable, if not earlier prepaid in accordance with the terms of the promissory note, on the date which is ten (10) years from the date hereof.

            (b) If this Option is exercised in part, the Holder is entitled to receive a new Option covering the Units, which have not been exercised and setting forth the proportionate part of the Aggregate Option Price applicable to such Units. Upon surrender of this Option, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Preferred Stock (or the Conversion Shares following the conversion Date) and Warrants to which the Holder shall be entitled and, if this Option is exercised in whole, in lieu of any fractional shares of the Preferred stock (or the Conversion Shares following the Conversion Date) or Warrants to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional shares (determined in such reasonable manner as the Board of Directors of the company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Option, or the proportionate part thereof if this Option is exercised in part, pursuant to the provisions of this Option; provided, however that if this Option is exercised pursuant to paragraph 1(a)(iii), the Company will issue but shall not deliver such shares until such time as the promissory note and all accrued interest thereon shall have been paid in full.


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            (c) If this Option is exercised on or after the date on which all shares of Preferred Stock have been converted into conversion Shares (the "Conversion Date"), then this Option shall be exercisable only for Units consisting of Warrants and Conversion Shares at the then applicable Per Unit Price (including any adjustment pursuant to Section 3 below).

         2. Reservation of Warrant Shares, Preferred Shares and Conversion Shares Listing. The Company agrees that, prior to the expiration of this Option, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance and delivery upon the exercise of this Option, the Units, the Warrants and the Preferred Shares underlying such Units (and, after the Conversion Date, the Conversion Shares underlying such Units) and other securities and properties as from time to time shall be receivable upon the exercise of this Option, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) have authorized and in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrants and conversion of the Preferred Shares, the shares of Common Stock, the Warrant Shares and the Conversion Shares and other securities and properties as from time to time shall be receivable upon such exercise and conversion, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal; and (c) if the Company is listed or hereafter lists its Common Stock on any national securities exchange, the Nasdaq National Market or the Nasdaq Smallcap Market, use its best efforts to keep the Conversion Shares authorized for listing on such exchange upon notice of issuance.

         3. Protection Against Dilution.

            (a) The anti-dilution provisions of the Warrant Agreement shall protect the Holder from dilution of the purchase rights represented by the Warrants. Prior to the Conversion Date and in addition to the protection set forth in the Articles and the protection set forth in 3(a)(iv), the following anti-dilution provisions shall protect the Holder from dilution resulting from the issuance of Preferred Stock, Common Stock and Common Stock equivalents:

                        (i) if at any time or from time to time after the date
            of this Option, the Company shall issue or distribute to the holders of shares of Preferred Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Preferred Stock, referred to in Subsection 3(a)(ii), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Preferred Stock Special Dividend")), the Per Unit Price shall be adjusted by multiplying the Per Unit Price then in effect by a fraction, (A) the numerator of which shall be (x) the then current Market Price Per Share of Preferred Stock in effect on the record date of such issuance or distribution less (y) the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Preferred Stock Special Dividend applicable to one share of Preferred Stock and (B) the denominator of which shall be the then current Market Price Per Share of Preferred Stock in effect on the record date of such issuance or


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            distribution. An adjustment made pursuant to this Subsection 3(a)(i)
            shall become effective immediately after the record date of any such Preferred Stock Special Dividend.

                        (ii) In case the Company shall hereafter (A) pay a
            dividend or make a distribution on its capital stock in shares of Preferred Stock, (B) subdivide its outstanding shares of Preferred Stock into a greater number of shares, (C) combine its outstanding shares of Preferred Stock into a smaller number of shares or (D) issue by reclassification of its Preferred Stock any shares of capital stock of the Company (other than the Conversion Shares), the Per Unit Price shall be adjusted by multiplying the Per Unit Price by a fraction, the numerator of which shall be the number of shares of Preferred Stock or other capital stock of the Company which this Option was convertible into prior to such action and the denominator of which shall be the number of shares of Preferred Stock or other capital stock of the Company which he would have owned immediately following such action had such Option been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                        (iii) Except as provided in Subsections 3(a)(i) and
            3(f), in case the company shall hereafter issue or sell any Preferred Stock, any securities convertible into Preferred Stock, any rights, options of warrants to purchase Preferred Stock or any securities convertible into Preferred Stock, in each case for a price per share or entitling the holders thereof to purchase Preferred Stock at a price per share (determined by dividing (A) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Preferred Stock Total Consideration") by
            (B) the number of additional shares of Preferred Stock issued, sold or issuable upon exercise or conversion of such securities) which is less than either (x) the then current Market Price Per Share of Preferred Stock in effect on the date of such issuance or sale or
            (y) the original stated value per share of Preferred Stock, the Per Unit Price shall be adjusted as of the date of such issuance or sale by multiplying the Per Unit Price then in effect by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Preferred Stock outstanding on the record date of such issuance or sale plus (B) the Preferred Stock Total Consideration divided by the Market Price of the Preferred Stock or the original stated value per share of Preferred Stock, whichever is greater, and the denominator of which shall be (y) the number of shares of Preferred Stock outstanding on the record ate of such issuance or sale plus the maximum number of additional shares of Preferred Stock issued, sold or issuable upon exercise or conversion of such securities.

                        (iv) Notwithstanding the anti-dilution provisions set
            forth in Subsections 39a)(i)-(iii), if an event set forth in Subsections 3(a)(i)-(iii) (a "Trigger Event") shall occur, and provided that the anti-dilution provisions of the Preferred stock, as set forth in the Certificates of Designation for the Series A Preferred Stock (the "Certificate"), shall apply to such Trigger Event, then any adjustments as a result of the Trigger Event shall occur as follows: (A) first, the anti-dilution provisions, as set forth in the Certificate shall


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


            apply; and (B) second, the anti-dilution provisions set forth in Subsections 39a)(i)-(iii) shall apply to the extent that the application of such provisions shall result in the Holder receiving additional shares of capital stock of the Company, having the Per Unit Price reduced or otherwise further improve the economic position of the Holder.

            (b) Upon the Conversion Date this Option shall be exercisable per each underlying Unit into the number of shares of Common Stock that the Holder would have received had it exercised this Option with respect to such Unit and all the underlying Preferred Stock into Common Stock immediately prior to such Conversion Date, subject to any adjustment. In addition, after the Conversion Date, the following anti-dilution provisions shall protect the Holder from dilution resulting from the issuance of Common Stock and/or Common Stock equivalents:

                        (i) If the Company shall issue or distribute to the
            holders of shares of Common Stock evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b)(II), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Common Stock Special Dividend")), the Per Unit Price shall be adjusted by multiplying the Per Unit Price then in effect by a fraction, (A) the numerator of which shall be (x) the then current Market Price Per Share of Common Stock in effect on the record ate of such issuance or distribution less (y) the fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Common Stock Special Dividend applicable to one share of Common Stock and (B) the denominator of which shall be the then current Market Price Per share of Common Stock in effect on the record ate of such issuance or distribution. An adjustment made pursuant to this Subsection 3(b)(i) shall become effective immediately after the record ate of any such Common Stock Special Dividend.

                        (ii) If the Company shall (A) pay a dividend or make a
            distribution on its capital stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares (C), combine its outstanding shares of Common stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares of capital stock of the Company (other than the Conversion Shares), the Per Unit Price shall be adjusted by multiplying the Per Unit Price by a fraction, the numerator of which shall be number of shares of Common Stock or other capital stock of the Company which this Option was convertible into prior to such action and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Option been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.


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                        (iii) Except as provided in Subsections 3(b)(i) and
            3(f), in case the Company shall issue or sell any common Stock, any securities convertible into Common Stock, any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, in each case for a price per share or entitling the holders thereof to purchase Common Stock at a price per share (determined by dividing (A) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the company upon exercise or conversion thereof (the Common Stock Total Consideration"), by (B) the number of additional shares of Common Stock issued, sold or issuable upon exercise or conversion of such securities) which is less than either (i) the then current Market Price Per Share of Common Stock in effect on the date of such issuance or sale or (ii) the Per Unit Price divided by the number of shares of Common Stock that each Unit is then exercisable for, the Per Unit Price shall be adjusted as of the date of such issuance or sale by multiplying the Per Unit Price then in effect by a fraction, the numerator of which shall be (x) the sum of (1) the number of shares of Common Stock outstanding on the record date of such issuance or sale plus (2) the Total Consideration divided by the then current Market Price of the Common Stock or the Per Unit Price divided by the number of shares of Common Stock that each Unit is then exercisable for, whichever is greater, and the denominator of which shall be (y) the number of shares of Common Stock outstanding on the record date of such issuance or sale plus the maximum number of additional shares of Common Stock issued, sold or issuable upon exercise or conversion of such securities.

            (c) No adjustment in the Per Unit Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per Unit; provided, however, that any adjustments which by reason of this Section 39(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this
Section 3 (other than this Subsection 3(c) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Option. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Unit Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            (d) Whenever the Per Unit Price is adjusted as provided in this
Section 3 and upon any modification of the rights of a Holder of Options in accordance with this Section 3, the company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Options. The Company may, but shall not be obligated to unless requested by a majority of the Holders of more than fifty percent (50%) of the outstanding Options, obtain, at its expense, a certificate of a firm or independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Unit Price and the number of Warrants and Preferred Shares of Conversion Shares, as the case may be, after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Options.

            (e) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Preferred Stock or Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Options not less than 10 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

            (f) No adjustment in the Per Unit Price shall be required in the case of the issuance by the Company of Preferred Stock (or, if after the Conversion Date, common Stock) (i) pursuant to the exercise of any Option of
(ii) pursuant to (A) the exercise of any stock options or warrants currently outstanding or (B) securities issued after the date hereof pursuant to any Company benefit plan provided such issuances were approved by the Company's Board of Directors and were issued at a price not less than the fair market value of such securities on the date of issuance; provided, however, that with respect to Subsection 3(i)(ii), the issuance of such securities were approved by the board of Directors of the Company and were issued at a price no less than the "Conversion Price or the Market Price of the securities on the date of issuance.

            (g) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Option shall have the right thereafter to receive on the exercise of this Option the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Option been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests hereafter of the Holder of this Option to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Option. The above provisions of this Subsection 3(g) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Option to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Options not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (h) If as a result of an adjustment made pursuant to this Section 3, the Holder of any Option thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Preferred Stock (or if after the Conversion Date, Common Stock) and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Option promptly after such adjustment) shall determine the allocation of the adjusted Per Unit Price between or among shares or such classes of capital stock or shares of Preferred Stock (or if after the Conversion Date, Common Stock) and other capital stock.

            (i) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Units purchasable upon exercise of this Option, to the extent this Option has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that Common Stock, or the Preferred Stock, as the case may be, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (ii) the fact that such shares of Common Stock or the Preferred Stock, as the case may be, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights. Options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Units purchasable upon exercise of this Option by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

            (j) Whenever the Per Unit Price payable upon exercise of each Option is adjusted pursuant to this Section 3, (i) the number of shares of Preferred Stock (or if after the Conversion Date, Common Stock) included in an Unit shall simultaneously be adjusted by multiplying the number of shares of Preferred Stock (or if after the Conversion Date, Common Stock) included in an Unit immediately prior to such adjustment by the Per Unit Price in effect immediately prior to such adjustment and dividing the product so obtained by the Per Unit Price, as adjusted and (ii) the number of shares of Common Stock or other securities issuable upon exercise of the Warrants included in the Units and the exercise price payable for each of the Warrant Shares (initially $0.96 per Warrant Share, subject to adjustment) pursuant to the Warrant terms shall be adjusted in accordance with the applicable terms of the Warrant Agreement.

         4. Fully Paid Stock; Taxes. The company agrees that the shares of the Preferred Stock represented by each and every certificate for Preferred Shares delivered on the exercise of this Option and the shares of Common Stock delivered upon the exercise of the Warrants or the conversion of the Preferred Shares or the exercise of this Option following the conversion of all shares of Preferred Stock into Common Stock, shall at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Preferred Stock and the Common Stock is at all times equal to or less than the then Per Unit Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share, Preferred Share, Conversion Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

         5. Registration Under Securities Act of 1933.

            (a) The Holder shall, with respect to the Conversion Shares only, have the right to participate in the registration rights granted to holders of Registrable Securities pursuant to Section 5 of the subscription agreements (the "Subscription Agreements"" between such holders and the Company that were entered into at the time of the initial sale of the Preferred Stock. By acceptance of this Option, the Holder agrees to comply with the provisions in
Section 5 of the Subscription Agreement to same extent as if it were a party thereto.

            (b) Until all Conversion Shares have been sold under a Registration Statement or pursuant to Rule 144, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon rule 144 promulgated under the Act.

         6. Investment Intent; Limited Transferability.

            (a) The Holder represents, by accepting this Option, that it understands that this Option and any securities obtainable upon exercise of this Option or upon conversion of such securities have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Option and any securities obtainable upon exercise of this Option or upon conversion of such securities for an indefinite period of time, as this Option and such securities have not be registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

            (b) The Holder, by his acceptance of its Option, represents to the Company that is acquiring this Option and will acquire any securities obtainable upon exercise of this Option for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"). The Holder agrees that this Option and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

            (c) This Option may not be sold, transferred, assigned or hypothecated for six months from the date hereof except (i) to any firm or corporation that succeeds to all or substantially all of the business of Paramount Capital, Inc., (ii) to any of the officers, employees, associates of affiliated companies of Paramount Capital, Inc., or of any such successor firm,
(iii) to any NASD member participating in the Offering or any officer or employee of any such

NASD member or (iv) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Option as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of an Option or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Options. All Options issued upon the transfer or assignment of this Option will be dated the same date as this Option, and all rights of the holder thereof shall be identical to those of the Holder.

         7. Loss, etc., of Option. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Holder a new Option of like date, tenor and denomination.

         8. Option Holder Not Stockholder. This Option does not confer upon the Holder of any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof; this Option does, however, confer certain rights and require certain notices to Holders as set forth herein.

         9. Communication. No notice or other communication under this Option shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

            (a) the Company at Pacific Pharmaceuticals, Inc., 6730 Mesa Ridge Road, San Diego, CA 92121 Attn: President or such other address as the company has designated in writing to the Holder, or

            (b) the Holder at c/o Paramount Capital Incorporated, 787 Seventh Avenue, New York, NY 10019 or other such address as the Holder has designated in writing to he Company

         10. Headings. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction hereof.

         11. Applicable Law. This Option shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

         12. Amendment, Waiver, etc. Except as expressly provided herein, neither this Option nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then current Majority of the Holders of the Options only.

         IN WITNESS WHEREOF, the Company has caused this Option to be signed by its President and attested by its Secretary this [ ] day of [ ], 1997.


                                                 PACIFIC PHARMACEUTICALS, INC.



                                                 By:
                                                     -------------------------
                                                 Name:
                                                 Title:


ATTEST:


----------------------------------
          Secretary

                                  SUBSCRIPTION
                                  ------------


                  The undersigned, __________________________, pursuant to the provisions of the foregoing Option, hereby agrees to subscribe for and purchase ______________________ Units of Pacific Pharmaceuticals, Inc., each Unit consisting of one share of the Preferred Stock, $25.00 par value, and one Class A Warrant covered by said Option, and makes payment therefor in full at the price per share provided by said Option. The undersigned hereby confirms the representations and warranties made by it in the Option.



Dated:___________________________         Signature:____________________________
                                          Address:______________________________



                                  SUBSCRIPTION
                                  ------------
                                (promissory note)


                  The undersigned, __________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ______________________ shares of the {referred Stock, par value $.001 per share, of Pacific Pharmaceuticals, Inc., covered by said Option, and makes payment therefor in full at the price per share provided by said Option by delivery of the attached Promissory Note. The undersigned hereby confirms the representations and warranties made by it in the Promissory Note.



Dated:____________________________        Signature:____________________________
                                          Address:______________________________



                                CASHLESS EXERCISE
                                -----------------


                  The undersigned ________________________________, pursuant to the provisions of the foregoing Option, hereby elects to exchange its Option for __________ Units each Unit consisting of one share of the Preferred Stock, $25.00 par value, and one Class A Warrant pursuant to the cashless exercise provisions of the Option. The undersigned hereby confirms the representations and warranties made by it in the Option.



Dated:_____________________________       Signature:____________________________
                                          Address:______________________________

                                   ASSIGNMENT
                                   ----------


                  FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ______________________________ the foregoing Option and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Option on the books of Pacific Pharmaceuticals, Inc.



Dated:___________________________        Signature:_____________________________
                                         Address:_______________________________



                               PARTIAL ASSIGNMENT
                               ------------------


                  FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ______________________________ the right to purchase ______ Units of Pacific Pharmaceuticals, Inc., each Unit consisting of one share of Preferred Stock, $26.00 par value, and one Class A Warrant covered by the foregoing Option, and a proportionate part of said Option and the rights evidenced thereby, and does irrevocably constitute and appoint _______________, attorney, to transfer that part of said Option on the books of Pacific Pharmaceuticals, Inc.



Dated:____________________________       Signature:_____________________________
                                         Address:_______________________________